As filed with the Securities and Exchange Commission on September 10, 2025.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LB Pharmaceuticals Inc

(Exact name of registrant as specified in its charter)

Delaware	2834	81-1854347
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

LB Pharmaceuticals Inc

One Pennsylvania Plaza, Suite 1025

New York, NY 10119

Tel: (212) 605-0300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Heather Turner

Chief Executive Officer

One Pennsylvania Plaza, Suite 1025

New York, NY 10119

Tel: (212) 605-0300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Divakar Gupta Brandon Fenn Marc Recht Minkyu Park Cooley LLP 55 Hudson Yards New York, NY 10001 Tel: (212) 479-6000	William C. Hicks John T. Rudy Alok A. Choksi Samantha M. Silver Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. One Financial Center Boston, MA 02111 Tel: (617) 542-6000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ (333-289812)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), by LB Pharmaceuticals Inc (the “Registrant”), for the sole purpose of registering an additional $21,083,328.00 of shares of common stock, par value $0.0001 per share, which includes additional shares of common stock that the underwriters have the option to purchase in the public offering. The contents of the Registration Statement on Form S-1, as amended (File No. 333-289812), including all exhibits thereto (the “Earlier Registration Statement”), filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act, which was declared effective by the Commission on September 10, 2025, are incorporated by reference into this Registration Statement. The additional shares of common stock that are being registered for issuance and sale pursuant to this Registration Statement are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in Exhibit 107 of the Earlier Registration Statement.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit No.	Exhibit Index

5.1	Opinion of Cooley LLP.

23.1	Consent of BDO USA, P.C., Independent Registered Public Accounting Firm.

23.4	Consent of Cooley LLP (included in Exhibit 5.1).

24.1*	Power of Attorney.

107	Filing Fee Table.

*

Previously filed on the signature page to the Registrant’s Registration Statement on Form S-1 (File No. 333-289812), originally filed with the Securities and Exchange Commission on August 22, 2025 and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on September 10, 2025.

LB PHARMACEUTICALS INC

By:	/s/ Heather Turner
Heather Turner
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Heather Turner Heather Turner	Chief Executive Officer and Director (Principal Executive Officer)	September 10, 2025

/s/ Marc Panoff Marc Panoff	Senior Vice President, Finance (Principal Financial and Accounting Officer)	September 10, 2025

* Scott Garland	Chairman of the Board of Directors	September 10, 2025

* Rajul Jain, M.D.	Director	September 10, 2025

* Rebecca Luse	Director	September 10, 2025

* Ran Nussbaum	Director	September 10, 2025

* Zachary Prensky	Director	September 10, 2025

* Robert R. Ruffolo, Jr., Ph.D., D.Sc. (h), D.Eng. (h), F.C.P.P.	Director	September 10, 2025

* Chen Yu, M.D.	Director	September 10, 2025

*By:	/s/ Heather Turner
Heather Turner
Attorney-in-Fact